Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-199745 and 333-214284 on Form S-8 and No. 333-221728 on Form S-3 of our reports dated May 11, 2022, relating to the consolidated financial statements of Boot Barn Holdings, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended March 26, 2022.

/s/ Deloitte & Touche LLP

Costa Mesa, California

May 11, 2022